Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252013, 333-228627, 333-216957, 333-200363, 333-183461, 333-175104, 333-158704, and 333-144247 on Form S-8, and the Registration Statement No. 333-271061 on Form S-3 of our report dated August 28, 2023, relating to the financial statements of LifeVantage Corporation appearing in this Annual Report on Form 10-K for the year ended June 30, 2023.

/s/ Deloitte & Touche, LLP

Salt Lake City, Utah
August 28, 2023